SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               Dynex Capital, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Virginia                                       52-1549373
----------------------------------------------        ---------------------------------------------
  (State of Incorporation or Organization)             (IRS Employer Identification no.)



4551 Cox Road, Suite 300, Glen Allen, Virginia                    23060
----------------------------------------------        ---------------------------------------------
  (Address of principal executive offices)                     (Zip Code)

If this form relates to the registration of a         If this form relates to the registration of a
class of securities pursuant to Section 12(b)         class securities pursuant to Section 12(g) of
of the Exchange Act and is effective pursuant         the Exchange Act and is effective pursuant to
to  General  Instruction A.(c), please  check         General  Instruction A.(d), please  check the
the following box. [X]                                following box.  [ ]



Securities Act registration statement file number     --------------------------
 to which this form relates:                               (If applicable)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                                                  Name of Each Exchange on Which
to be Registered                                                     Each Class is to be Registered
-----------------------------------------------------------          ---------------------------------------------------

Senior Unsecured Notes                                               American Stock Exchange
-----------------------------------------------------------          ---------------------------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:


--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The Dynex Capital, Inc., senior notes due February 28, 2005 (the "Senior Notes"), are to be issued under an Indenture (the "Indenture"), to be dated as of February 28, 2003 pursuant to an exchange offer (the "Offer") (or thereafter, if the Offer by the Company is extended), between Dynex Capital, Inc. ("Dynex" or the "Company") and Wachovia Bank, N.A., as trustee. The following summaries of certain provisions of the Senior Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Senior Notes and the Indenture, including the definitions therein of certain terms which are not otherwise defined in the Offering Circular, dated January 8, 2003 (the "Offering Circular"). Wherever particular provisions or defined terms of the Indenture (or of the form of Senior Notes which is a part thereof) are referred to, such provisions or defined terms are incorporated herein by reference in their entirety.


GENERAL

         The Senior Notes will represent general unsecured senior obligations of the Company and have no conversion rights. The Senior Notes will be limited to $30,000,000 aggregate principal amount, will be issued in book entry form only, in denominations of $25.00 in original principal amount or any integral multiple thereof and will mature on February 28, 2005, unless earlier redeemed at the option of the Company or repurchased at the option of the Senior Note holder upon a change of control.

         The Senior Notes are redeemable at the option of the Company at any time at the Company's option, in whole at any time or in part from time to time, at the redemption price of 100% of the principal amount of the Senior Notes plus accrued and unpaid interest.

         The Senior Notes bear interest from the Closing Date, at an annual rate of 9.50% on the outstanding principal balance. Payments of principal on the Senior Notes in the amount of $3.125 (or such lesser principal amount as is then outstanding) per each $25 of principal amount on each Senior Note will be made each quarter until paid in full. Payments of principal and interest will be made quarterly in arrears in cash on each of February 28, May 31, August 31 and November 31, commencing May 31, 2003, to holders of record at the close of business on the preceding February 15, May 15, August 15 and November 15, respectively. Payments of principal will be made at the office of the Senior Notes Trustee in Richmond, Virginia. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. The Senior Notes are unrated.


GLOBAL NOTE; BOOK ENTRY FORM

         The Senior Notes will be issued solely in global form. A recipient of Senior Notes pursuant to the Offer will receive a beneficial interest in an unrestricted global note. The global note will be issued to DTC, and registered in the name of Cede as DTC's nominee, and shall be deposited with Wachovia Bank, N.A., as custodian for Cede. Upon issuance of the global note, DTC will credit, on its book-entry registration and transfer systems, the respective principal amounts of the Senior Notes represented by that global note to the accounts of institutions or persons, commonly known as participants, that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through participants. Owners of beneficial interests in the global note will not receive certificates representing their ownership interests in the Senior Notes, except in the event use of the book-entry system for the Senior Notes is discontinued. Except as set forth below, the record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Payment of principal and interest on and the redemption and repurchase price of the global note will be made to Cede, the nominee for DTC, as registered owner of the global note, by wire transfer of immediately available funds on each principal and interest payment date, each redemption date and each repurchase date, as applicable. None of the Company, the trustee or any paying agent will have any responsibility or liability for:

o any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note; or

o for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         The Company has been informed by DTC that, with respect to any payment of principal of or interest on, or the redemption or repurchase price of, the global note, DTC's practice is, upon receipt of payment, to credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by the global note as shown on the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by the global note held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

         Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Because DTC can only act on behalf of participants, who in turn act on behalf of persons who hold interests through them and certain banks, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

         Neither the Company nor the trustee (or any registrar or paying agent under the Indenture) will have responsibility for the performance of DTC or its participants or persons who hold interests through the participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Senior Notes (including, without limitation, the presentation of Senior Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the Senior Notes represented by the global note as to which such participant or participants has or have given such direction.

         DTC has advised the Company as follows:

o DTC is a limited purpose trust company organized under the laws of the State of New York;

o        DTC is a member of the Federal Reserve System;

o DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

o        DTC is a "clearing  agency"  registered  pursuant to the provisions of
         Section 17A of the Exchange Act.

         DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is available to others such as banks, securities brokers and dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly. The Rules applicable to DTC and its participants and indirect participants are on file with the Commission.

         Although DTC may agree to the foregoing procedures in order to facilitate transfers of interests in the global note among participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause the Senior Notes to be issued in definitive form in exchange for the global note.


CHANGE OF CONTROL

         Upon the occurrence of a Change of Control (as defined below), each holder of Senior Notes shall have the right to require that the Company repurchase such holder's Senior Notes in whole or in part at a purchase price in cash in an amount equal to 101% of the outstanding principal amount, together with accrued and unpaid interest to the date of purchase, pursuant to an offer (the "Change of Control Offer") made in accordance with the procedures described below and the other provisions in the Indenture.

         The term "Change in Control" shall mean an event or series of events in which (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock (as defined below) of the Company whether by purchase, tender, merger or otherwise; provided, however, that any such person or group shall not be deemed to be the beneficial owner of, or to beneficially own, any Voting Stock tendered in a tender offer until such tendered Voting Stock is accepted for purchase under the tender offer; or (ii) all or substantially all of the assets of the Company are sold, exchanged or otherwise is transferred to such person or group (other than any pledges or transfers made in connection with such acquisition of our assets).

         "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         Within 30 days following any Change of Control, the Company shall send by first-class mail, postage prepaid, to the trustee and to each holder of Senior Notes, at such holder's address appearing in the note register, a notice stating, among other things, that a Change of Control has occurred, the repurchase price, the repurchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (or such later date as is necessary to comply with the requirements of the Securities Exchange Act of 1934, as amended), and certain other procedures that a holder of Senior Notes must follow to accept a Change of Control Offer or to withdraw such acceptance. The Company will comply, to the extent applicable, with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act and other securities laws or regulations, to the extent such laws are applicable, in connection with the repurchase of the Senior Notes as described above. Future indebtedness may contain prohibitions of certain events which would constitute a Change of Control or require the Company to offer to repurchase such indebtedness upon a Change of Control. Moreover, the exercise by the holders of Senior Notes of their right to require the Company to purchase the Senior Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on the Company. Finally, the Company's ability to pay cash to holders of Senior Notes upon a purchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Furthermore, the Change of Control provisions may in certain circumstances make more difficult or discourage a takeover of the Company and the removal of the incumbent.


MERGER, CONSOLIDATION AND SALE OF ASSETS

         The Indenture prohibits the Company from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all of the Company's assets (determined on a consolidated basis), to any person unless:
(i) either the Company is the resulting, surviving or transferee person (the "Successor Company") or the Successor Company is a person organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor Company (if not the Company) expressly assumes by a supplemental Indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of the Company under the Senior
Note Indenture and the Senior Notes, (ii) immediately after giving effect to such transaction no Event of Default (as defined below) has happened and is continuing and (iii) the Company delivers to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental Indenture (if any) comply with the Indenture.


RESTRICTIONS AND LIMITATIONS

         The terms of the indenture for the Senior Notes contain certain financial covenants which prohibit the Company from engaging in certain activities while the Senior Notes are outstanding. For example, the terms of the Indenture prohibits the Company from, directly or indirectly, making any Restricted Payments, unless:

        (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment; and

        (b) the aggregate amount of all such Restricted Payments does not exceed the sum of (i) the cumulative real estate investment trust taxable income of the Company earned for the tax years ended after December 31, 2001, as determined by Section 857(b)(2) of the Code, without giving effect to the dividends paid deduction defined in Section 561 of the Code and (ii) $1 million.

         The provisions of this covenant do not prohibit any distribution that is necessary to maintain the Company's status as a real estate investment trust under the Code.

         As a result of the Restricted Payments provisions, the Indenture also effectively prohibits the Company from engaging in any future tender offers with respect to the Company's Preferred Stock until the Senior Notes have been fully repaid.

         In addition, under the terms of the Indenture, the Company and any of its subsidiaries is prohibited from conducting any business or entering into any transactions or series of transactions with or for the benefit of any of our Affiliates (each, an "Affiliate Transaction"), except in good faith and on terms that are, in the aggregate, no less favorable to the Company, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a person or entity who is not such an Affiliate.

         The term "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on the Capital Stock of the Company or any payment made to the direct or indirect holders (in all their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in capital stock (other than Disqualified Stock) or in options, warrants or other rights to purchase capital stock (other than Disqualified Stock); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any indebtedness existing on the issue date of the Senior Notes which is subordinated in right of payment to the Senior Notes (other than indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition).

         In addition, all Affiliate Transactions (and each series of related Affiliate Transactions which are a part of a common plan) involving aggregate payments or other market value in excess of $3 million, are required to be approved unanimously by the Board of Directors of the Company, with such approval being evidenced by a board resolution stating that such directors have, in good faith, determined that such transactions or related transactions comply with the foregoing provision; and if the Company or any subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are part of a common plan) involving aggregate payments or market value in excess of $5 million, the Company or such subsidiary is required, prior to the consummation thereof, to obtain a favorable opinion as to the fairness of such transaction or related transactions from an independent financial advisor and file the same with the Trustee; provided that this sentence shall not be applicable with respect to sales or purchases of products or services by the Company or from its Affiliates in the ordinary course of business on terms similar to those that could have been obtained in a comparable transaction on an arms-length basis from a Person who is not such an Affiliate. Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) customary directors' fees and (ii) customary fees or transactions by and among the Company and its wholly owned subsidiaries.

         The term "Affiliate" shall mean an "affiliate" as defined in Rule 144(a) as promulgated under the Securities Act.

         The term "Capital Stock" of any person shall mean any and all shares, interests, participations or other equivalents (however designated) of such person's corporate stock or any and all equivalent ownership interests in a person (other than a corporation) whether now outstanding or issued after the date hereof.

         The term "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for indebtedness, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity.


EVENTS OF DEFAULT AND REMEDIES

         An Event of Default is defined in the Indenture as being, among other things: default in payment of the principal on the Senior Notes when due, at maturity, upon redemption or otherwise, including failure by the Company to purchase the Senior Notes when required as described under "Description of Senior Notes--Change of Control" (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); default for 30 days in payment of any installment of interest on the Senior Notes; default by the Company for 90 days after notice in the observance or performance of any other covenants in the Indenture; failure to pay certain indebtedness for money borrowed under any mortgage, indenture, or instrument aggregating $25 million or more; final judgments or decrees entered into by a court of competent jurisdiction against the Company, which have not been vacated, discharged, satisfied or stayed pending appeal within 60 days of entry, involving liabilities of $40 million or more after deducting the portion of such liabilities accepted by an insurance company; or certain events involving bankruptcy, insolvency or reorganization of the Company. The Indenture provides that the trustee may withhold notice to the holders of Senior Notes of any default (except in payment of principal or interest with respect to the Senior Notes) if the trustee, in good faith, considers it in the interest of the holders of the Senior Notes to do so.

         The Senior Note Indenture provides that if an Event of Default (other than an Event of Default with respect to certain events, including bankruptcy, insolvency or reorganization of the Company) shall have occurred and be continuing, the trustee or the holders of not less than 25% in principal amount of the Senior Notes then outstanding may declare the principal on the Senior Notes to be due and payable immediately, but if the Company shall pay or deposit with the trustee a sum sufficient to pay all matured installments of interest on all Senior Notes and the principal on all Senior Notes that have become due other than by acceleration and certain expenses and fees of the trustee and if all defaults (except the nonpayment of interest on and principal of any Senior Notes which shall have become due by acceleration) shall have been cured or waived and certain other conditions are met, such declaration may be canceled and past defaults may be waived by the holders of a majority in principal amount of the Senior Notes then outstanding.

         The holders of a majority in principal amount of the Senior Notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, subject to certain limitations specified in the Indenture. The Indenture provides that, subject to the duty of the trustee following an Event of Default to act with the required standard of care, the trustee will not be under an obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the trustee receives satisfactory indemnity against any associated costs, liability or expense.


SATISFACTION AND DISCHARGE; DEFEASANCE

         The Senior Note Indenture will cease to be of further effect as to all outstanding Senior Notes (except as to (i) rights of the holders of Senior Notes to receive payments of principal and interest on, the Senior Notes, (ii) the Company's right of optional redemption, (iii) rights of registration of transfer and exchange, (iv) substitution of apparently mutilated, defaced, destroyed, lost or stolen Senior Notes, (v) rights, obligations and immunities of the trustee under the Indenture and (vi) rights of the holders of Senior Notes as beneficiaries of the Indenture with respect to the property so deposited with the trustee payable to all or any of them) if (A) the Company will have paid or caused to be paid the principal and interest on the Senior Notes as and when the same will have become due and payable or (B) all outstanding Senior Notes (except lost, stolen or destroyed Senior Notes which have been replaced or paid) have been delivered to the trustee for cancellation or (C) (x) the Senior Notes not previously delivered to the trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the trustee upon delivery of notice and (y) the Company will have irrevocably deposited with the trustee, as trust funds, cash, in an amount sufficient to pay principal of and interest on the outstanding Senior Notes, to maturity or redemption, as the case may be. Such trust may only be established if such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which the Company is a party or by which the Company is bound and the Company has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions related to such defeasance have been complied with.

         The Senior Note Indenture will also cease to be in effect (except as described in clauses (i) through (vi) in the immediately preceding paragraph) and the indebtedness on all outstanding Senior Notes will be discharged on the 123rd day after the irrevocable deposit by the Company with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Senior Notes, of cash, U.S. Government Obligations (as defined in the Indenture) or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay the principal and interest on the Senior Notes then outstanding in accordance with the terms of the Indenture and the Senior Notes ("legal defeasance"). Such legal defeasance may only be effected if (i) no Event of Default has occurred or is continuing, (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound, (iii) the Company has delivered to the trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, based thereon, the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge by the Company and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, (iv) the Company has delivered to the trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (v) the Company has delivered to the trustee an officers certificate and an opinion of counsel stating that all conditions related to the defeasance have been complied with. The Company may also be released from its obligations under the covenants described above captioned "Description of Senior Notes--Change of Control" and "Description of Senior Notes -Merger, Consolidation and Sale of Assets" with respect to the Senior Notes outstanding on the 123rd day after the irrevocable deposit by the Company with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Senior Notes, of cash, U.S. Government Obligations or a combination thereof, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay the principal and interest on the Senior Notes then outstanding in accordance with the terms of the Indenture and the Senior Notes ("covenant defeasance").

         Such covenant defeasance may only be effected if (i) no Event of Default has occurred or is continuing (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound, (iii) the Company has delivered to the trustee an officers' certificate and an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance by the Company and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, (iv) the Company has delivered to the trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (v) the Company has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions related to the covenant defeasance have been complied with.

         Following such covenant defeasance, the Company will no longer be required to comply with the obligations described above under "Merger, Consolidation and Sale of Assets" and "Restrictions and Limitations" and will have no obligation to repurchase the Senior Notes pursuant to the provisions described under "Description of Senior Notes -Change of Control."


MODIFICATIONS OF THE INDENTURE

         The Senior Note Indenture contains provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in principal amount of the Senior Notes at the time outstanding, to modify the Indenture or any supplemental Indenture or the rights of the holders of the Senior Notes, except that no such modification shall (i) extend the fixed maturity or due date for principal installments thereunder, of any Senior Note or due date for principal installments thereunder, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof, reduce any amount payable upon redemption thereof, change the obligation of the Company to repurchase the Senior Notes, at the option of the holder, upon the happening of a Change of Control, impair or affect the right of a holder to institute suit for the payment thereof, change the currency in which the Senior Notes are payable, without the consent of the holder of each Senior Note so affected or
(ii) reduce the aforesaid percentage of the Senior Notes, without the consent of the holders of all of the Senior Notes then outstanding. The Company and the trustee may amend or supplement the Indenture without notice to or consent of any holder in order to provide for the issuance of Senior Notes in coupon form, to correct or supplement any inconsistent or deficient provision in the Indenture, to comply with the provisions of the Trust Indenture Act of 1939 or to appoint a successor trustee.


CONCERNING THE TRUSTEE

         Wachovia Bank, N.A., the trustee under the Senior Note Indenture, has been appointed by the Company as the paying agent, registrar and custodian with regard to the Senior Notes. The trustee and/or its affiliates may in the future provide banking and other services to the Company in the ordinary course of their respective businesses. Under the Indenture, each holder or former holder of a Senior Note agrees to indemnify the Company and the trustee against any liability that may result from the transfer, exchange or assignment of such holder's or former holder's Senior Note in violation of any provision of the Indenture or applicable United States federal or state securities laws.

         The Schedule T-O (including, attached as exhibits to the Schedule T-O, the Offering Circular, the Indenture, and the Letters of Transmittal) is incorporated herein by reference as indicated in Item 2 below. The foregoing description of the Senior Notes is qualified in its entirety by reference to such documents.


Item 2.  Exhibits.
         --------

         Exhibit
         Number      Description
         -------     -----------

           4.1 Indenture entered into between Dynex and Wachovia Bank, as Trustee, with respect to
                     the   9.50%    Senior    Notes   due   2005.
                     (incorporated  by reference to Dynex Capital
                     Inc.'s   Schedule   T-O   filed   with   the
                     Securities and Exchange Commission January 8,
                     2003).

           4.2 Offering Circular, dated January 8, 2003, describing the terms of the exchange offer pursuant to which the Senior Notes are being issued (incorporated by reference to Dynex Capital Inc.'s Schedule T-O filed with the Securities and Exchange Commission January 8,
                     2003).

           4.3 Dynex's Schedule T-O, incorporated by reference and filed with the Securities and Exchange Commission on January 8, 2003.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        DYNEX CAPITAL, INC.



Date: January 14, 2003                  By:
                                             -----------------------------------
                                             Stephen J. Benedetti
                                             Executive Vice President and
                                             Chief Financial Officer